SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Effective July 18, 2003, Frederick A. Ball will step down as Executive Vice President of Corporate Development and Mergers and Acquisitions of Borland Software Corporation (“Borland”). Mr. Ball is leaving Borland to pursue other interests. Mr. Ball joined Borland as Chief Financial Officer in 1999 and in October 2002, Mr. Ball transitioned to his current position as Executive Vice President of Corporate Development and Mergers and Acquisitions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: July 11, 2003	By:	/s/ Kenneth R. Hahn

	Name:	Kenneth R. Hahn
	Title:	Senior Vice President and Chief Financial Officer